UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2023

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Camino Vida Roble

Carlsbad, California 92008

(Address of Principal Executive Offices)

(760) 431-9286

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	ATEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 19, 2023, Alphatec Spine, Inc., a California corporation (“Spine”) and wholly owned subsidiary of Alphatec Holdings, Inc., a Delaware corporation (the “Company”), Integrity Implants Inc., a Delaware corporation (“Integrity”), Fusion Robotics, LLC, a Delaware limited liability company (“Fusion” and together with Integrity, collectively, the “Sellers”) and wholly owned subsidiary of Integrity, and stockholders of Integrity identified on Schedule A of the Purchase Agreement (as defined below) (the “Key Stockholders”) entered into an Asset Purchase Agreement (the “Purchase Agreement”).

Upon the terms and subject to the conditions of the Purchase Agreement, the Sellers agreed to sell to Spine all of the Sellers’ right, title and interest in, to and under all of the assets, properties and rights, except for the specific excluded assets, that relate to, or are used or held for use in connection with, Sellers’ REMI Robotic Navigation System business (the “REMI Business” and such asset acquisition, the “Asset Transaction”). Spine also agreed to offer employment to certain of Sellers’ employees of the REMI Business upon consummation of the Asset Transaction. As consideration for the purchase of the REMI Business assets in the Asset Transaction, Spine agreed to pay to the Sellers cash consideration of $55,000,000. The Asset Transaction was also consummated on April 19, 2023.

The REMI (Robotic-Enabled Minimally Invasive) System is an intra-operative platform developed by spine experts with deep navigation and robotics know-how that integrates navigation and robotics into spine procedures utilizing either a 3D imaging scan or 2D fluoroscopic images of the patient. REMI’s small, table-mounted navigation system guides instrumentation and implants to a precise destination during surgery. The incorporation of REMI into ATEC’s procedural strategy is expected to improve surgical predictability, reduce radiation exposure and enhance intra-operative precision.

The Purchase Agreement contains customary representations and warranties of Spine and of the Sellers relating to the REMI Business and the assets acquired in the Asset Transaction. Additionally, the Purchase Agreement provides for customary covenants of the Sellers and Spine, as well as indemnification provisions subject to specified limitations. In addition, for a period of three years after the closing of the Asset Transaction, the Sellers have agreed not to compete or engage in any business competing with the REMI Business.

A copy of the Purchase Agreement is filed herewith as Exhibit 2.1. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Spine or the Sellers. In particular, the representations and warranties contained in the Purchase Agreement were made only for the purposes of the Asset Transaction as of dates set forth therein and were qualified by disclosures between the parties and a contractual standard of materiality that is different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to the Company, Spine or the Sellers.

TD Cowen acted as exclusive financial advisor to the Company in connection with the Asset Transaction.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosures under Item 1.01 of this Current Report are also responsive to Item 2.01 of this Current Report and are incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

On April 19, 2023, the Company announced the following selected preliminary unaudited financial information for the first quarter ended March 31, 2023 and provided updated revenue guidance for the full fiscal year ended December 31, 2023.

First Quarter 2023 Select, Preliminary Financial Results

The Company’s preliminary total revenue for the first quarter ended March 31, 2023 grew over 52% year-over-year to an expected range of between $108.0 million and $109.5 million. Preliminary surgical revenue grew for the first quarter ended March 31, 2023 over 53% to an expected range of between $93.2 million and $94.3 million, led by surgical volume growth of at least 39% compared to the prior year period. Preliminary EOS revenue grew for the first quarter ended March 31, 2023 to an expected range of between $14.8 million and $15.2 million. The select preliminary financial results are based on the Company’s current expectations and may be adjusted as a result of, among other things, completion of customary quarter-end close review procedures and further financial review.

The Company’s cash and cash equivalents were approximately $117 million as of March 31, 2023 compared to approximately $85 million as of December 31, 2022, an increase of approximately $31 million. During the quarter ended March 31, 2023, the Company received $95.3 million in net proceeds from the Braidwell Term Loan, net of debt discount, debt issuance costs and other fees. In addition, the Company paid down the existing Midcap Revolving Credit Facility by $27.5 million during the quarter. The Company’s cash balance increased by a net of $67.8 million in the quarter due to the aforementioned activity with the two financing facilities. The remainder of the offsetting decrease in cash of approximately $36 million in the quarter was primarily related to operating activities and investments in property and equipment. The Company has undrawn and available borrowings under the Midcap Revolving Credit Facility and the Braidwell Term Loan.

Financial Outlook for the Full-Year 2023

The Company now anticipates full-year 2023 total revenue of $450 million compared to a prior expectation of $438 million, reflecting growth of approximately 28% year-over-year. This includes surgical revenue of approximately $393 million, compared to a prior expectation of $383 million, and approximately $57 million of EOS revenue, compared to a prior expectation of $55 million. The Company continues to expect to achieve non-GAAP adjusted EBITDA break-even for the full-year 2023.

The Company has not finalized its financial statement closing process for the first quarter ended March 31, 2023. Further detail will be provided when the Company reports first quarter 2023 financial results after market close on Thursday, May 4, 2023. As a result, the information announced is preliminary and based upon information available to the Company as of the date hereof. During the course of the Company’s closing process, items may be identified that would require the Company to make adjustments, which may be material, and as a result, the estimates included in this Current Report on Form 8-K are subject to risks and uncertainties, including possible adjustments to preliminary operating results.

The information included in this Current Report on Form 8-K pursuant to this Item 2.02 under the caption “First Quarter 2023 Preliminary Financial Results” shall be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, that incorporates by reference this Current Report on Form 8-K. The information included in this Current Report on Form 8-K pursuant to this Item 2.02 under the caption “Financial Outlook for the Full-Year 2023” shall be deemed to be furnished and not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, that incorporates by reference this Current Report on Form 8-K.

Item 8.01	Other Events

Risk Factors Relating to the Asset Transaction

The Company is providing the following additional risk factors relating to the Asset Transaction to supplement the risk factors described in Item 1A. of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. These risk factors should be read in conjunction with the risk factors described in the Company’s Annual Report on Form 10-K.

The Company may fail to realize the anticipated benefits of the Asset Transaction.

The success of the Asset Transaction will depend on, among other things, the Company’s ability to incorporate the REMI Business into the its business in a manner that enhances its value proposition to clients and facilitates other growth opportunities. The Company must successfully include the REMI Business within its business in a manner that permits these growth opportunities to be realized. In addition, the Company must achieve the growth opportunities without adversely affecting current revenues and investments in other future growth. If the Company is not able to successfully achieve these objectives, the anticipated benefits of the Asset Transaction may not be realized fully, if at all, or may take longer to realize than expected. Additionally, management may face challenges in incorporating certain elements and functions of the REMI Business with the Company’s business, and this process may result in additional and unforeseen expenses. The Asset Transaction may also disrupt the REMI Business’ and the Company’s ongoing business or cause inconsistencies in standards, controls, procedures and policies that adversely affect the Company’s relationships with third party partners, employees, suppliers, customers and others with whom the REMI Business and the Company have business or other dealings or limit the Company’s ability to achieve the anticipated benefits of the Asset Transaction. If the Company is not able to successfully add the REMI Business to its existing business in an efficient, effective and timely manner, anticipated benefits, including the opportunities for growth it expects from the Asset Transaction, may not be realized fully, if at all, or may take longer to realize than expected, and its cash flow and financial condition may be negatively affected.

The Company will incur significant transaction costs in connection with the Asset Transaction.

The Company has incurred and expects to incur a number of non-recurring costs associated with the Asset Transaction, which could exceed the amounts currently estimated. These costs and expenses include financial advisory, legal, accounting, consulting and other advisory fees and expenses, filing fees and other related charges. There is also a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the Asset Transaction. While the Company has assumed that a certain level of expenses would be incurred in connection with the Asset Transaction and the other transactions contemplated by the Purchase Agreement, there are many factors beyond its control that could affect the total amount or the timing of the integration and implementation expenses.

There may also be additional unanticipated significant costs in connection with the Asset Transaction that the Company may not recoup. These costs and expenses could reduce the benefits and additional income it expects to achieve from the Asset Transaction. Although the Company expects that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.

The Company is not providing pro forma financial statements reflecting the impact of the Asset Transaction on its historical operating results.

The Company does not expect to file a Current Report on Form 8-K with financial information for the REMI Business and pro forma financial statement information and, as a result, it is not including any pro forma financial statement information in this Current Report on Form 8-K.

It is possible that the Company’s experience in operating the REMI Business will require it to adjust its expectations regarding the impact of the Asset Transaction on its operating results.

Third parties may terminate or alter existing contracts or relationships with the Company or the REMI Business.

The REMI Business has contracts with customers, licensors and other business partners which may require the consent from these other parties in connection with the Asset Transaction. If these consents cannot be obtained, the REMI Business may suffer a loss of potential future revenue and may lose rights that are material to the REMI Business. In addition, third parties with which the Company or the REMI Business currently have relationships may terminate or otherwise reduce the scope of their relationships with either or both parties in connection with or as a result of the Asset Transaction. Any such disruptions could limit the Company’s ability to achieve the anticipated benefits of the Asset Transaction. The adverse effect of such disruptions could also be exacerbated by a delay in the completion of the Asset Transaction or the termination of the Asset Purchase Agreement.

The Company may have difficulty attracting, motivating and retaining key personnel and other employees in light of the Asset Transaction.

The REMI Business’ success after the Asset Transaction will depend in part on the Company’s ability to attract and retain key personnel and other employees. In connection with or as a result of the Asset Transaction, the Company may lose key personnel or may be unable to attract, retain and motivate qualified individuals, or the associated costs may increase. If the Company cannot retain employees of the REMI Business because of uncertainty relating to the Asset Transaction or the difficulty of integration or for any other reason, the Company’s ability to realize the anticipated benefits of the Asset Transaction could be reduced, and it may have a material adverse impact on the Company’s business and operations.

Litigation and other legal proceedings could require the expenditure of substantial resources and distract the Company’s personnel from being able to integrate the REMI Business into the Company’s business in a manner that enhances its value proposition to clients and facilitates other growth opportunities.

The Company is and may become involved in various legal proceedings arising from its business activities. While management is not aware of any litigation matter that in and of itself would have a material adverse impact on the Company’s consolidated results of operations, cash flows or financial position, litigation is inherently unpredictable, and depending on the nature and timing of a proceeding, an unfavorable resolution could materially affect the Company’s future consolidated results of operations, cash flows or financial position in a particular period, as well as its ability to successfully integrate the REMI Business into its business. For example, the Company is subject, from time to time, to product liability claims, intellectual property claims and claims brought by its competitors, including with respect to the hiring of employees. Such litigation or other legal proceedings, with or without merit, is unpredictable, generally expensive and time consuming and likely to divert significant resources from the Company’s business and from its efforts to integrate the REMI Business. Furthermore, because of the discovery that is required in connection with certain litigation, there is a risk that some of the Company’s confidential information could be compromised by disclosure. In addition, there could be public announcements of the results of trials, hearings, motions or other interim proceedings or developments and, if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of the Company’s common stock.

Inducement Awards Granted

As an inducement material to accepting employment with the Company, and in accordance with Nasdaq Listing Rule 5635(c)(4), the Compensation Committee of the Board of Directors approved aggregate grants to eighteen new employees (who are not executive officers) of, collectively, 22,741 restricted stock units (“RSUs”) under the Company’s 2016 Employment Inducement Award Plan. The RSUs will vest in equal annual installments on each of the first four anniversaries of the grant date, provided that the recipient remains continuously employed by the Company as of such vesting date. In addition, the RSUs will vest fully upon a change of control of the Company.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K and certain of the materials filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the potential benefits and synergies of the Asset Transaction, including the expected impact on future financial and operating results, post-

acquisition plans, and intentions, strategy and procedural integration; the Company’s expectations with respect to future revenue, growth and financial outlook; planned commercial launches, introductions, integration, regulatory submissions or clearances; the Company’s ability to create clinical distinction, compel surgeon adoption and earn market share; and the Company’s expectations with respect to future revenue, growth and financial outlook. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements, such as those related to the Asset Transaction, are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K or the materials furnished or filed herewith, including, without limitation, uncertainties related to market conditions, the effect of the announcement of the Asset Transaction on the Company’s ability to retain and hire key personnel and maintain relationships with customers and suppliers; risks related to potential litigation in connection with the Asset Transaction; the risk that the assets acquired will not be integrated successfully or that the benefits and synergies from the Asset Transaction may not be fully realized or may take longer to realize than expected; the uncertainty of success in developing new products or products currently in the pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval or unexpected or prolonged delays in the process; continuation of favorable third-party reimbursement; the Company’s ability to compete with other products or with emerging technologies; product liability exposure; an unsuccessful outcome in any litigation; and changes to our financial results for the quarter due to the completion of financial closing procedures. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, except as required by law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Asset Purchase Agreement, dated as of April 19, 2023, by and between Alphatec Spine, Inc., Integrity Implants Inc., Fusion Robotics, LLC, and the stockholders of Integrity identified as Key Stockholders therein **

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

**

Certain schedules or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or attachment to this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2023	ALPHATEC HOLDINGS, INC.

	By:	/s/ J. Todd Koning
	Name:	J. Todd Koning
	Its:	Chief Financial Officer